                                                                      EXHIBIT 99


[CELERIS CORPORATION LOGO]                                          NEWS RELEASE



CONTACT: PAUL R. JOHNSON
         CHIEF FINANCIAL OFFICER
         (615) 341-0223



               CELERIS CORPORATION REPORTS BOTTOM LINE IMPROVEMENT
                             FOR FIRST QUARTER 2001

--------------------------------------------------------------------------------
                 Company Maintaining Strong Backlog of Contracts


NASHVILLE, Tennessee (April 24, 2001) -- Celeris Corporation (Nasdaq/NM:CRSC), a provider of specialty clinical research services to pharmaceutical, medical device and biotechnology companies, today announced results from operations for the first quarter ended March 31, 2001. The Company also announced that its backlog of contracts remained relatively constant, down slightly from the prior quarter to $11.9 million for the first quarter of 2001.

         Barbara A. Cannon, president and chief executive officer of Celeris Corporation, said, "We are pleased to report that the first quarter of 2001 represents a continuation of two very important trends - a strong backlog of contracts as well as a decrease in the Company's loss for the quarter. We expect this momentum to continue throughout the remainder of 2001. Clients value our service excellence and KnowledgePort(TM) capabilities, which propel us closer to our profitability goal."

         Revenues for the first quarter ended March 31, 2001, were $2.4 million compared with revenues of $3.0 million for the first quarter of 2000. Net loss for the quarter ended March 31, 2001, was $742,000, or $0.22 per diluted share, compared with a loss of $846,000, or $0.27 per diluted share, in the prior-year quarter.

         A listen-only simulcast and 30-day replay of Celeris' first quarter conference call will be available online at www.celeriscorp.com or www.streetevents.com on April 25, 2001, beginning at 11:00 a.m. Eastern time.

         Celeris Corporation is a provider of specialty clinical research services and information technology services that expedite and streamline the clinical trial and regulatory submission process for pharmaceutical, medical device and biotechnology manufacturers.




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


CRSC Reports First Quarter Results
Page 2
April 24, 2001

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         This press release may contain "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements of intent, belief or current expectations of Celeris Corporation and its management. Such forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the results discussed in the forward-looking statements. Risks and uncertainties that may cause such differences include, but are not limited to the uncertainty of market acceptance of the Company's clinical research services; changes in the Company's backlog including potential cancellation, delay or change in the scope of client contracts for clinical research services; the Company's dependence on a single client for a material portion of the Company's revenues; the market acceptance of the Company's Internet capabilities; the possibility that the Company may be unable to regain compliance with Nasdaq National Market continued listing requirements; and other risk factors detailed in the Company's Securities and Exchange Commission filings, including the Company's Form 10-K for the year ended December 31, 2000.




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
CRSC Reports First Quarter Results
Page 3
April 24, 2001

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                      CELERIS CORPORATION AND SUBSIDIARIES
           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (In thousands, except per share data)

                                                           Three Months Ended
                                                                March 31,
                                                          --------------------
                                                           2001         2000
                                                          -------      -------
Revenues:
    Clinical research services                            $ 2,201      $ 2,789
    Project pass-through expenses                             176          240
                                                          -------      -------
                                                            2,377        3,029
Cost of sales:
    Direct costs                                            1,456        1,957
    Project pass-through expenses                             176          240
                                                          -------      -------
                                                            1,632        2,197

Gross profit                                                  745          832
Operating expenses                                          1,543        1,777
                                                          -------      -------
Loss from operations                                         (798)        (945)
Interest income, net                                           56           99
                                                          -------      -------
Net loss                                                  $  (742)     $  (846)
                                                          =======      =======
Basic and diluted loss per common share                   $ (0.22)     $ (0.27)
                                                          =======      =======

Basic and diluted weighted average shares outstanding       3,316        3,124



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
CRSC Reports First Quarter Results
Page 4
April 24, 2001

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                      CELERIS CORPORATION AND SUBSIDIARIES
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                               March 31,     Dec. 31,
                                                                 2001          2000
                                                               --------      --------
                                     ASSETS

Current Assets:
    Cash, cash equivalents, restricted funds, and
       short-term investments                                  $  4,834      $  5,238
    Accounts receivable, net of allowance of
      $237 and $258, respectively                                 1,474         1,868
    Other current assets                                            237           216
                                                               --------      --------
           Total current assets                                   6,545         7,322
Net furniture, fixtures and equipment                             1,180         1,325
                                                               --------      --------
           Total Assets                                        $  7,725      $  8,647
                                                               ========      ========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
    Accounts payable and accrued expenses                      $  1,014      $  1,087
    Deferred revenue and payables                                   532           605
    Current portion of capital lease obligation                     126           124
    Net current liabilities of discontinued operations               95            99
                                                               --------      --------
           Total current liabilities                              1,767         1,915


Long-term portion of capital lease obligation                        91           123

Shareholders' Equity:
    Common stock, $0.01 par value - 13,511 shares
      authorized and 3,316 shares issued and outstanding             33            33
    Additional paid-in capital                                   68,722        68,722
    Accumulated deficit                                         (62,888)      (62,146)
                                                               --------      --------
           Total shareholders' equity                             5,867         6,609
                                                               --------      --------
           Total Liabilities and Shareholders' Equity          $  7,725      $  8,647
                                                               ========      ========




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